UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 2, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Blockbuster Inc. (“Blockbuster” or the “Company”) Board of Directors (the “Board”) has appointed James W. Keyes as Chief Executive Officer and Chairman of the Board of Blockbuster, effective as of July 2, 2007. Mr. Keyes replaces John F. Antioco, who will be assisting with an orderly corporate transition at the Company. A copy of the press release dated July 2, 2007 announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Keyes, age 52, is the former President and Chief Executive Officer of 7-Eleven, Inc. Mr. Keyes was appointed President and Chief Executive Officer of 7-Eleven, Inc. in 2000. Prior to his service as President and Chief Executive Officer, he was Executive Vice President and Chief Operating Officer of 7-Eleven, Inc. from 1998 to 2000 and Chief Financial Officer of 7-Eleven, Inc. from 1996 to 1998. Since his departure from 7-Eleven, Inc., Mr. Keyes has been Chairman of Key Development, LLC, a private investment firm.

In connection with Mr. Keyes’ appointment as Chief Executive Officer and Chairman of the Board of Blockbuster, Blockbuster and Mr. Keyes entered into an employment agreement. Pursuant to the employment agreement, Mr. Keyes’ employment commences on July 2, 2007 (the “Effective Date”), and the term of the employment agreement is three years. Mr. Keyes will receive an annual salary, to be determined by the Board, of not less than $750,000 per year and will be entitled to receive, in addition to his base salary, an annual bonus in an amount not less than $500,000, subject to the terms of Blockbuster’s Senior Bonus Plan (the “Senior Bonus Plan”). With respect to the bonus applicable to calendar year 2007, Mr. Keyes will receive a guaranteed pro rata amount of the bonus based on his period of employment during 2007, although Mr. Keyes may receive a higher bonus if he is so entitled pursuant to the terms of the Senior Bonus Plan. Each year, the bonus will be paid in the form of fully vested shares of Blockbuster class A common stock (the “Common Stock”).

Pursuant to the employment agreement, Mr. Keyes will also receive stock options to purchase a number of shares of Common Stock equal to 4.0% of the aggregate number of shares of Common Stock and Blockbuster class B common stock issued and outstanding on the Effective Date. Such stock options will vest over a three-year period, with one-third of the stock options vesting on each anniversary of the Effective Date, unless Mr. Keyes’ employment terminates earlier under certain circumstances described below or the Company experiences certain corporate transactions explained in greater detail below. One third of the stock options will be granted at an exercise price equal to the average of the opening market price and the closing market price of the Common Stock on the Effective Date. With respect to the remaining two-thirds of the stock options, (a) one-third of such remaining options will be granted at an exercise price equal to 15% above the average of the opening market price and the closing market price of the Common Stock on the Effective Date, (b) one-third of such remaining options will be granted at an exercise price equal to 15% above the exercise price determined in accordance with clause (a) of this sentence, and (c) one-third of such remaining options will be granted at an exercise price equal to 15% above the exercise price determined in accordance with clause (b) of this sentence. In addition, on the Effective Date, Mr. Keyes will be issued $3,000,000 worth of restricted share units in the Company, which restricted share units will vest in full on the third anniversary of the Effective Date, unless Mr. Keyes’ employment terminates earlier under certain circumstances as described below or the Company experiences certain corporate transactions explained in greater detail below. Mr. Keyes has also agreed to purchase $3,000,000 worth of shares of Common Stock within thirty days after the Effective Date or as soon thereafter as is permitted pursuant to applicable securities laws.

If Mr. Keyes’ employment is terminated by the Board for cause, as defined in the employment agreement, or due to Mr. Keyes’ death or disability, he will be entitled to (a) receive payment of any unpaid base salary through the date of termination, (b) receive payment for any vacation time accrued and unused as of the date of termination, pursuant to Company policy, and (c) exercise his vested stock options in accordance with the terms of Blockbuster’s 2004 Long-Term Management Incentive Plan (the “2004 Plan”), and all unvested options will be forfeited. In addition, all of Mr. Keyes’ restricted share units will be forfeited and cancelled regardless of whether they have vested.

If Mr. Keyes’ employment is terminated without cause or for good reason, as defined in the employment agreement, and subject to certain exceptions described therein, (a) he will be entitled to receive payment of any unpaid base salary through the date of termination, (b) he will be entitled to receive payment of any vacation time accrued and unused as of the date of termination, pursuant to Company policy, (c) he will be entitled to exercise his vested stock options in accordance with the terms of the 2004 Plan, and all unvested options will be forfeited, (d) if such termination occurs prior to or on the first anniversary of the Effective Date, one-third of his restricted share units will vest, (e) if such termination occurs after the first anniversary of the Effective Date, all of his restricted share units will vest, and (f) any restricted share units not required to be vested pursuant to clauses (d) and (e) of this sentence will be forfeited and cancelled.

If Mr. Keyes resigns from his employment other than for good reason, he will be entitled to (a) receive payment of any unpaid base salary through the date of termination, (b) receive payment of any vacation time accrued and unused as of the date of termination, pursuant to Company policy, and (c) exercise and/or settle his vested stock options and vested restricted share units. Any unvested stock options or unvested restricted share units will be forfeited and cancelled.

In the event of a change of control of the Company, as defined in the employment agreement, the liquidation of the Company, or a sale of all or substantially all of the Company’s assets (collectively, a “Corporate Event”) that occurs prior to or on the first anniversary of the Effective Date, one-third of Mr. Keyes’ stock options and one-third of his restricted share units will vest. If a Corporate Event occurs after the first anniversary but prior to the second anniversary of the Effective Date, a total of two-thirds of Mr. Keyes’ stock options and a total of two-thirds of Mr. Keyes’ restricted share units will vest, and if a Corporate Event occurs after the second anniversary of the Effective Date, all of Mr. Keyes’ stock options and restricted share units will vest.

The employment agreement also contains customary non-disclosure/non-disparagement and non-competition provisions.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Blockbuster Inc. and James W. Keyes, effective July 2, 2007

99.1	Press release, dated July 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: July 2, 2007	By:	/s/ Larry J. Zine
Larry J. Zine
Executive Vice President, Chief Financial Officer and Chief Administrative Officer